ACTIVE/124197899.3 Non-Employee Directors GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT UNDER THE RB GLOBAL, INC. 2023 SHARE INCENTIVE PLAN Name of Grantee: No. of Restricted Share Units: Grant Date: Please Note: As detailed herein, please be aware and consider the provisions of this Agreement (particularly, Paragraph 3 of this Agreement) that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever, including termination without cause, of your employment by, or service to, the Company or any Subsidiary. If you have questions about these provisions, you should speak to your legal, financial and tax advisors. Pursuant to the RB Global, Inc. 2023 Share Incentive Plan as amended through the date hereof (the “Plan”) and the terms and conditions set forth in this Global Restricted Share Unit Award Agreement, including any additional terms and conditions for the Grantee’s country set forth in the addendum attached as Exhibit B hereto (the “Addendum” and, collectively with the Global Restricted Share Unit Award Agreement, the “Agreement”), RB Global, Inc. (formerly known as Ritchie Bros. Auctioneers Incorporated) (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above. Each Restricted Share Unit shall relate to one share without par value in the capital of the Company (the “Shares”). Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. 1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement. 2. Vesting of Restricted Share Units. The Restricted Share Units shall vest and restrictions and conditions of Paragraph 1 of this Agreement shall lapse as set forth on Exhibit A hereto. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2; provided that no such acceleration shall occur if it would cause the Award to be subject to the 20% additional tax imposed under Section 409A. 3. Termination of Service Relationship. Except as set forth on Exhibit A hereto, if the Grantee’s Service Relationship terminates for any reason prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as

ACTIVE/124197899.3 2 of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. For the avoidance of doubt, except as set forth on Exhibit A hereto, service during only a portion of the vesting period, but where the Grantee’s Service Relationship has terminated prior to a Vesting Date (as defined in Exhibit A), will not entitle the Grantee to vest in a pro-rata portion of the Restricted Share Units. For purposes of this Award, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any). The Termination Date for purposes of this Award will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of this Award (including whether the Grantee may still be considered to be providing services while on a leave of absence). 4. Dividend Equivalent Rights. The number of Restricted Share Units underlying this Award shall be increased on each date that the Company pays a cash dividend with respect to Shares (a “Dividend”). The number of additional Restricted Share Units subject to this Award on each date that the Company pays a cash dividend with respect to the Shares will be computed by dividing: (i) the product obtained by multiplying the amount of the Dividend declared and paid by the Company on a per Share basis by the number of Restricted Share Units underlying this Award on the record date for the payment of such Dividend, by (ii) the Fair Market Value of a Share on the date the Dividend is paid by the Company, with fractional Restricted Share Units calculated and rounded to three decimal places. Any additional Restricted Share Units resulting from such adjustment shall be settled only upon settlement of this Award, and shall be subject to the same vesting and forfeiture terms as apply to other Restricted Share Units underlying this Award. 5. Issuance of Shares. Subject to Paragraph 7 of this Agreement, as soon as practicable following each Vesting Date (but in no event later than the later of the last day of the calendar year in which the Vesting Date occurs or two and one-half months after the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Share Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares. 6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.

ACTIVE/124197899.3 3 7. Responsibility for Taxes. (a) The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate which employs the Grantee or for which the Grantee otherwise provides services (the “Service Recipient”), the ultimate liability for all income tax, social security contributions, payroll tax, fringe benefits tax, payment on account or other tax- related items related to the Grantee’s participation in the Plan and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Share Units or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the Restricted Share Units, the subsequent sale of Shares acquired pursuant to such settlement and receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Share Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax- Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding Shares to be issued upon settlement of the Restricted Share Units, or (v) any other method of withholding determined by the Company to be permitted by applicable law. The Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Grantee’s jurisdiction. In the event of over-withholding, the Grantee may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded by the Company, the Grantee may seek a refund from local tax authorities to the extent the Grantee wishes to recover the over-withheld amount in the form of a refund. In the event of under-withholding, the Grantee may be required to pay any additional Tax- Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the vested Restricted Share Units, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax Related Items.

ACTIVE/124197899.3 4 (c) Finally, the Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the underlying Shares or the proceeds from the sale of the Shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items. 8. Nature of Grant. In accepting the Restricted Share Units, the Grantee acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the grant of the Restricted Share Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been granted in the past; (c) all decisions with respect to future Restricted Share Units or other grants, if any, will be at the sole discretion of the Company; (d) the Grantee is voluntarily participating in the Plan; (e) the Restricted Share Units and the Shares subject to the Restricted Share Units, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the Restricted Share Units and the Shares subject to the Restricted Share Units, and the income from and value of same, are not part of normal or expected wages or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long- service awards, pension or retirement or welfare benefits or similar payments; (g) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty; (h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Share Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any); (i) unless otherwise provided by the Company, the Restricted Share Units and any Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of any Affiliate;

ACTIVE/124197899.3 5 (j) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Share Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Share Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (k) neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Share Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Share Units or the subsequent sale of Shares acquired upon settlement. 9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee understands and agrees that the Grantee should consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan. 10. Data Privacy Consent. (a) Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Share Units granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is the Grantee’s consent. (b) Stock Plan Administration and Service Providers. The Grantee understands that the Company transfers Data to Solium Capital ULC, a third-party stock plan administrator/broker (“Service Provider”), which assists the Company with the implementation, administration and management of the Plan. The Grantee may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan. Where required, the legal basis for the transfer of Data to the Service Provider is the Grantee’s consent. (c) International Data Transfers. The Company is incorporated in Canada and the Service Provider may be based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the country(ies) where the Data will be stored, and foreign courts, law enforcement, regulators and national security authorities may be able to access the Grantee’s Data. The Company’s legal basis, where required, for the international transfer of Data is the Grantee’s consent. (d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or

ACTIVE/124197899.3 6 as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws. This may mean Data is retained after the Grantee’s Service Relationship ends, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a voluntary basis. The Grantee understands that the Grantee may refuse the collection of the Grantee’s Data or request to stop the transfer and processing of the Grantee’s Data and that the Grantee’s compensation from or Service Relationship with the Service Recipient will not be affected. The Grantee understands that the only consequence of refusing or withdrawing consent is that the Company may not be able to continue to facilitate the Grantee’s participation in the Plan. (f) Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (specifically in respect of the Grantee’s Data): (i) request access to or copies of Data held by the Company, (ii) request that inaccurate or incomplete Data be rectified, (iii) request that Data be deleted, (iv) request that the processing of Data be restricted to certain purposes, (v) request that the transfer of Data be restricted to certain purposes, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential third party recipients or transferees of Data. To receive clarification regarding the availability of these rights, to exercise these rights or to otherwise inquire about the Company’s collection, use or transfer of Data, the Grantee can contact the Grantee’s local human resources representative. 11. Section 409A of the Code. It is intended that that this Agreement and the Restricted Share Units are exempt from, or comply with, the requirements of Section 409A and shall be construed consistently therewith and interpreted in a manner consistent with that intention. If the Grantee is a specified employee (as defined in Section 409A) at the time of the Grantee’s separation from service and the Restricted Share Units are settled on account of such separation from service, then the settlement shall be delayed for six months or until the Grantee’s death, if earlier, to the extent required to avoid adverse taxation under Section 409A. 12. No Obligation to Continue Service Relationship. Neither the Company, the Service Recipient, nor any Affiliate, as applicable, is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall (i) create a right to employment or other service relationship with the Company; (ii) be interpreted as forming or amending an employment or other service agreement with the Company, the Service Recipient or any Affiliate, and/or (ii) interfere in any way with the right of the Company, the Service Recipient or any other Affiliate, as applicable, to terminate the Grantee’s Service Relationship at any time. 13. Integration. This Agreement, including, without limitation, all exhibits attached hereto, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

ACTIVE/124197899.3 7 14. Governing Law/Venue. This Award and the terms and conditions of this Agreement and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, Canada, without regard to conflict of law principles that would result in the application of any law other than the law of the Province of British Columbia, Canada. Further, the Grantee irrevocably consents to the exclusive jurisdiction and venue of the provincial courts located in the Province of British Columbia, Canada, and the Supreme Court of Canada and other federal courts of Canada, and no other court, where this Award is made and this Agreement is to be performed. 15. Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to permit the vesting of the Award and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares subject to this Award. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares subject to this Award. 16. Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that depending on his or her country, the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to Canada, the Grantee’s country, the Service Provider’s country and the country or country in which the Shares are or may be listed, which may affect his or her ability, directly or indirectly, to acquire, sell or attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., Restricted Share Units), under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by laws in the applicable jurisdiction(s)). Furthermore, the Grantee understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees, and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Grantee should consult with his or her personal legal advisor on this matter. 17. Exchange Control, Foreign Asset/Account and/or Tax Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Grantee’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares or sale proceeds arising

ACTIVE/124197899.3 8 from the sale of Shares) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets, or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. The Grantee acknowledges that he or she may be subject to tax payment and/or reporting obligations as the result of participating in the Plan and/or the sale of Shares acquired under the Plan. The Grantee further acknowledges that it is his or her responsibility to comply with such requirements and that the Grantee should speak with his or her personal tax, legal and financial advisors on this matter. 18. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company. 19. Language. The Grantee acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 20. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 21. Addendum. Notwithstanding any provisions in this Agreement, the Restricted Share Units shall be subject to any additional terms and conditions for the Grantee’s country set forth in the Addendum attached as Exhibit B hereto. Moreover, if the Grantee relocates to one of the countries included in the Addendum, the additional terms and conditions for such country, if any, will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement. 22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Share Units and on the Shares acquired upon settlement of the Restricted Share Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

ACTIVE/124197899.3 9 24. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. RB GLOBAL, INC. By: Title: The foregoing Agreement (including the attached exhibits) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable. Grantee Acknowledgement, Representation and Waiver I understand that my Award is governed by this Agreement. I agree to the terms and conditions set out in this Agreement and confirm and acknowledge that I have not been induced to enter into this Agreement or accept any Award by expectation of employment by, or service to, or continued employment by, or continued service to, the Company or any of its Subsidiaries. I understand that the Company is relying on my acknowledgement, representation and waiver in granting the Award to me under this Agreement. Before accepting this Agreement, I have had the opportunity to receive independent legal advice from my own counsel with respect to the terms of this Agreement. I represent and acknowledge that the provisions of this Agreement (particularly, Paragraph 3 of this Agreement) that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever, including termination without cause, of my employment by, or service to, the Company or any Subsidiary, have been adequately brought to my attention, and I have read and understood them. Accordingly, I irrevocably waive any right I may have to assert that the terms of this Agreement should not be binding on me because they were not brought to my attention, were not read by me, or were not understood by me, even if, before accepting this Agreement and despite my representation to the contrary, I did not in fact fully read and understand this Agreement.  By checking this box, the Grantee acknowledges and agrees that the Grantee's personal information, including any sensitive personal information, may be transferred or disclosed outside of the jurisdiction in which they reside, including to the U.S. The Grantee also

ACTIVE/124197899.3 10 acknowledges and authorizes the Company, the Service Recipient and any Affiliate, the Administrator and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Grantee or the administration of the Plan. Dated: Grantee’s Signature Grantee’s name and address:

ACTIVE/124197899.3 11 Exhibit A Vesting Schedule 1. Vesting Terms. The Restricted Share Units shall vest in full on the earlier of (i) first anniversary of the Vesting Commencement Date and (ii) the Company’s next annual meeting of shareholders following the Vesting Commencement Date (the “Vesting Date”), subject to the Grantee’s continued Service Relationship through the Vesting Date. 2. Termination of Service Relationship. (a) Disability or Death. Notwithstanding anything to the contrary in Paragraph 3 of the Agreement, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of the termination of the Grantee’s Service Relationship due to the Grantee’s Disability or death, 100% of the Restricted Share Units shall accelerate and vest on the Termination Date. (b) Other Terminations. For the avoidance of doubt, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of a termination of the Grantee’s Service Relationship for any reason other than Disability or death, any Restricted Share Units that have not vested as of the Termination Date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. (c) Sale Event. Notwithstanding anything to the contrary in Paragraph 3 of the Agreement in the event of a Sale Event, 100% of the Restricted Share Units shall accelerate and vest immediately prior to the Sale Event. 3. Definitions. For purposes of this Agreement, notwithstanding the terms of any agreement between the Company or any Affiliate and the Grantee, the following terms shall have the meanings set forth below. “Disability” means (i) the making of a declaration of a court of competent jurisdiction that the Grantee is incapable of managing the Grantee’s own affairs by reason of mental infirmity or the appointment of a committee to manage the Grantee’s affairs or (ii) the Grantee becoming substantially unable, by reason of a condition of physical or mental health, for a period of three consecutive months or more, or at different times for more than six months in any one calendar year, to perform the duties of the Grantee’s position. “Termination Date” means the date on which the Grantee ceases to have a Service Relationship.

ACTIVE/124197899.3 12 Exhibit B Addendum Capitalized terms, unless explicitly defined in this Addendum to the Global Restricted Share Unit Award Agreement (the “RSU Agreement”), shall have the meanings given to them in the RSU Agreement or in the Plan. Terms and Conditions This Addendum includes additional terms and conditions that govern the Restricted Share Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the grant of the Restricted Share Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Grantee. Notifications The Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of May 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time of vesting of the Restricted Share Units, at the time of issuance of Shares under the Plan or at the time of the sale of such Shares. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation. If the Grantee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the grant of the Restricted Share Units, the notifications contained herein may not be applicable to the Grantee in the same manner.

ACTIVE/124197899.3 13 AUSTRALIA Notifications Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Restricted Share Units granted under the Plan, such that the Restricted Share Units are intended to be subject to deferred taxation. Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Grantee offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee should obtain legal advice on the Grantee’s disclosure obligations prior to making any such offer. Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction may file the report for the Grantee. If there is no Australian bank involved in the transfer, the Grantee will have to file the report. The Grantee should consult with a personal advisor to ensure that the Grantee is properly complying with applicable reporting requirements in Australia. BELGIUM Notifications Foreign Asset / Account Reporting Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened or maintained outside of Belgium on their annual tax return. The first time the Grantee reports the foreign security or bank account on his or her annual income tax return, the Grantee will be required to provide the Central Contact Point of the National Bank of Belgium with the account number, bank name and country in which any such account was opened. The form to complete this report is available on the website of the National Bank of Belgium (www.nbb.be) under the caption Kredietcentrales / Centrales des crédits. Belgian residents should consult with their personal tax advisor to determine their personal reporting obligations. Stock Exchange Tax. A stock exchange tax applies to transactions executed through a non-Belgian financial intermediary, such as a United States broker. The stock exchange tax will likely apply when Shares are sold. The Grantee should consult his or her personal tax advisor to determine his or her obligations with respect to the stock exchange tax. Annual Securities Accounts Tax Information. If the total value of securities held in a Belgian or foreign securities account exceeds EUR 1 million on average on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30), an “annual securities accounts tax” applies. The Grantee should consult with a professional tax or financial advisor for more information regarding the Grantee’s annual securities accounts tax payment obligations.

ACTIVE/124197899.3 14 CANADA Terms and Conditions Conflict. In the event of a conflict between the terms of this Section “Canada” to Exhibit B and the RSU Agreement, the terms of this Section “Canada” shall prevail. Payment of Award. Notwithstanding anything to the contrary in this Agreement or the Plan (other than the requirement for applicable vesting conditions to have been satisfied), this Award shall be paid no later than December 31st of the third year following the year that services in respect of which this Award is granted were rendered. Payment of this Award cannot be deferred. Issuance of Shares. This provision supplements Paragraph 5 of the RSU Agreement: For avoidance of doubt, the grant of the Restricted Share Units does not provide any right for the Grantee to receive a cash payment and the Restricted Share Units will be settled in Shares only. The Company shall not have the discretion to settle Restricted Share Units awarded to the Grantee other than in newly-issued or treasury Shares. It is intended that this RSU Agreement and the Award will not be or become a “salary deferral arrangement” as defined in the Income Tax Act (Canada) in respect of the Grantee. This RSU Agreement will be construed, administered, and governed in a manner that effects such intent, and the Company will not take any action that would be inconsistent with such intent in respect of the Grantee. Responsibility for Taxes. This provision replaces the first paragraph of Paragraph 7(b) of the RSU Agreement: (b) In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following, at the Grantee’s sole discretion: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, or (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Share Units either through, on behalf of and as agent for the Grantee, a voluntary sale or a mandatory sale by the Grantee arranged by the Company (pursuant to this authorization without further consent). Sale Event. In the event that all outstanding Awards granted under the Plan terminate as contemplated under Section 3(d) of the Plan, notwithstanding that section, the Company may settle any vested Restricted Share Units in Shares or, at the discretion of the Company and with the consent of the Grantee, for an amount of cash equal to the Sale Price multiplied by the number of Shares under such vested Restricted Share Unit. Termination of Service Relationship. This provision replaces Paragraph 3 of the RSU Agreement in its entirety:

ACTIVE/124197899.3 15 3. Termination of Service Relationship. Except as set forth on Exhibit A hereto and subject to the minimum extent required by applicable employment standards legislation, if the Grantee’s Service Relationship terminates for any reason including, for greater certainty, termination without cause, prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited without replacement or further compensation, and neither the Grantee’s nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. For the avoidance of doubt, service during only a portion of the vesting period, but where the Grantee's Service Relationship has terminated prior to a Vesting Date, will not entitle the Grantee to vest in a pro-rata portion of the Restricted Share Units nor will the Grantee be entitled to any compensation for lost vesting. For purposes of the Restricted Share Units, the Grantee’s Service Relationship will be considered terminated, and the Grantee’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Restricted Share Units pursuant to this Agreement will be measured by the date that is the earliest of: i. the date the Grantee’s Service Relationship is terminated for any reason, and ii. the date the Grantee receives written notice of termination of the Service Relationship from the Company or the Service Recipient, as applicable, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Grantee’s right to vest in the Restricted Share Units, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of the statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting. Notifications The Company recommends that Grantees consult their personal tax advisors with respect to federal, state, provincial, local and foreign tax aspects of participation in the Plan, including compliance with any applicable reporting obligations. Compliance with Laws The Company’s obligation to issue and deliver Shares under this Award to the Grantee is subject to such compliance by the Company and the Grantee as the Company deems necessary or advisable with all applicable laws, including with respect to Tax-Related Items. The Company may, as a condition to the grant of this Award, require the Grantee to: (i) represent in writing that participation in the distribution of the Shares received in connection with such Award is voluntary; and (ii) make such other representations and warranties as are deemed appropriate by counsel to

ACTIVE/124197899.3 16 the Company. Each certificate representing Shares acquired under the Agreement shall bear a legend in such form as the Company deems appropriate. The following provisions apply if the Grantee resides in Quebec: French Language Documents The present document is also available in the French language. Le présent document est également disponible en langue française. Data Privacy Consent. This provision supplements Paragraph 10 of the RSU Agreement: The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or otherwise, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, the Service Recipient and any Affiliate to discuss and disclose the Grantee’s participation in the Plan with their advisors. The Grantee further authorizes the Company, the Service Recipient and any Affiliate to record such information in his or her employee file. FINLAND Notifications Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Grantee must check their pre- completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) is correctly reported. If the Grantee finds any errors or omissions, the Grantee must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. FRANCE Terms and Conditions Restricted Share Units Not French-Qualified. The Restricted Share Units granted under the Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. Language Consent. By accepting the Award, the Grantee confirms having read and understood the Agreement (including this Addendum) and the Plan, including all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of these documents accordingly. Consentment Relatif à la Langue Utilisée. En acceptant cette Attribution, le Bénéficiaire confirme avoir lu et compris ce Contrat (y compris cette Avenant) et le Plan, incluant tous leurs termes et

ACTIVE/124197899.3 17 conditions, qui lui ont été transmis en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause. Notifications Foreign Asset / Account Reporting Information. French residents must report annually any shares (including Shares acquired under the Plan) and bank accounts they hold outside France, including the accounts that were opened, held, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with their personal income tax return. Failure to report triggers a significant penalty. IRELAND Notifications Director Notification. If the Grantee is a director, shadow director or secretary of an Irish affiliate of the Company, the Grantee will not be subject to the notification requirements under the Companies Act, 2014 except in the unlikely event their shareholding interests meet or exceed 1% of the Company’s voting share capital. ITALY Terms and Conditions Plan Document Acknowledgment. By accepting the Award, the Grantee acknowledges that the Grantee has received a copy of the Plan and the Agreement (including this Addendum), has reviewed these documents in their entirety and fully understands and accepts all provisions of these documents. Further, the Grantee acknowledges that the Grantee has read and specifically and expressly approve the following sections of the RSU Agreement: Paragraph 1 (Restrictions on Transfer of Award); Paragraph 2 (Vesting of Restricted Share Units); Paragraph 7 (Responsibility for Taxes); Paragraph 8 (Nature of Grant); Paragraph 10 (Data Privacy Consent); Paragraph 14 (Governing Law/Venue); and Paragraph 19 (Language) included in this Addendum. Notifications Foreign Asset / Account Reporting Information. An Italian resident who, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy, is required to report such investments or assets on his or her annual tax return for such fiscal year (UNICO Form, RW Schedule, or on a special form if he or she is not required to file a tax return). These reporting obligations will apply to the Italian resident if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions. Italian residents should consult with their personal tax advisor to determine their personal reporting obligations. Foreign Financial Assets Tax. The value of financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market

ACTIVE/124197899.3 18 value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year (or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). JAPAN Notifications Exchange Control Information. If the Grantee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Grantee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares. The Grantee should consult with the Grantee’s personal tax advisor to ensure he or she is complying with the applicable reporting requirements. Foreign Asset / Account Reporting Information. Japanese residents who hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Such report is due by March 15 every year. Japanese residents are advised to consult with their personal tax advisor to ensure that they are properly complying with applicable reporting requirements. MEXICO Terms and Conditions Plan Document Acknowledgment. By accepting the Award, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement, including this Addendum, which the Grantee has reviewed. The Grantee acknowledges further that he or she accepts all the provisions of the Plan and the Agreement. The Grantee also acknowledges that he or she has read and specifically and expressly approved the terms and conditions set forth in Section 7 of the RSU Agreement (Nature of Grant), which clearly provides as follows: (1) The Grantee’s participation in the Plan does not constitute an acquired right; (2) The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis; (3) The Grantee’s participation in the Plan is voluntary; and (4) None of the Company, the Service Recipient or any Affiliate is responsible for any decrease in the value of any Shares acquired at vesting of the Restricted Share Units. Labor Law Policy and Acknowledgment. This provision supplements Section 7 of the RSU Agreement (Nature of Grant): By accepting the Award, the Grantee expressly recognizes that the Company, with its principal operating offices at Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, is solely responsible for the administration of the Plan and that the Grantee’s participation in the Plan and acquisition of Shares under the Plan do not constitute an employment relationship between the

ACTIVE/124197899.3 19 Grantee and the Company since the Grantee is participating in the Plan on a wholly commercial basis and his or her sole employer is a Mexican legal entity that employs the Grantee and to which the Grantee is subordinated (i.e., the Service Recipient). Based on the foregoing, the Grantee expressly recognizes that the Plan and the benefits that the Grantee may derive from participating in the Plan do not establish any rights between the Grantee and the Service Recipient and do not form part of the employment conditions and/or benefits provided by the Service Recipient and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment. The Grantee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation in the Plan at any time without any liability to the Grantee. Finally, the Grantee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Grantee therefore grants a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise. Reconocimiento del Documento de el Plan. Al aceptar el Premio, el Beneficiario reconoce que ha recibido una copia de el Plan, incluyendo este Apéndice por país, los mismos que ha revisado. El Beneficiario reconoce, además, que acepta todas las disposiciones de el Plan y del Convenio. El Beneficiario también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 7 del Convenio (Naturaleza del Otorgamiento), que claramente dispone lo siguiente: (1) La participación del Beneficiario en el Plan no constituye un derecho adquirido; (2) El Plan y la participación del Beneficiario en el Plan se ofrecen por la Compañía de manera totalmente discrecional; (3) La participación del Beneficiario en el Plan es voluntaria; y (4) Ninguna de las empresas subsidiarias de la Compañía ni su Patrón son responsables de ninguna disminución en el valor de las Acciones adquiridas, al momento de tener el derecho respecto a las Unidades de Acciones Restringidas. Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 7 del Convenio (Naturaleza del Otorgamiento): Al aceptar el Premio, el Beneficiario expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, es el único responsable de la administración de el Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa en el Plan de una manera totalmente comercial y su único Patrón es una empresa Mexicana a quien se encuentra subordinado. Derivado de lo

ACTIVE/124197899.3 20 anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Beneficiario y su Patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo. Asimismo, el Beneficiario reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente el Beneficiario. Finalmente, el Beneficiario por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición de el Plan o de los beneficios derivados de el Plan y, por lo tanto, otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir. Notifications Securities Law Information. The Restricted Share Units and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Share Units may not be publicly distributed in Mexico. These materials are addressed to the Grantee because of his or her existing relationship with the Company and its Affiliates, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company’s Subsidiary in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred. NETHERLANDS Terms and Conditions Termination of Service Relationship. The following provisions replace Paragraphs 2(a) and (b) of Exhibit A to the RSU Agreement: (a) Without Cause or due to Disability. Notwithstanding anything to the contrary in Paragraph 3 of the RSU Agreement, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of the termination of the Grantee’s Service Relationship by the Company or an Affiliate other than for Cause, including termination due to the Grantee’s Disability, a pro-rated portion of the Restricted Share Units shall accelerate and vest upon the Termination Date, with such pro-ration determined by multiplying the total number of Restricted Share Units subject to this Award by a fraction, the numerator of which is the number of days between the Grant Date and the Termination Date

ACTIVE/124197899.3 21 and the denominator of which is the total number of days between the Grant Date and the Final Vesting Date. (b) Retirement or Death. Notwithstanding anything to the contrary in Paragraph 3 of the RSU Agreement, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of the termination of the Grantee’s Service Relationship due to the Grantee’s Retirement or death, 100% of the Restricted Share Units shall accelerate and vest upon the Termination Date. NEW ZEALAND Notifications Securities Law Information. Warning: This is an offer of rights to receive Shares underlying the Restricted Share Units. Restricted Share Units give the Grantee a stake in the ownership of the Company. The Grantee may receive a return if dividends are paid on the Shares. If the Company runs into financial difficulties and is wound up, the Grantee will be paid only after all creditors and holders of preferred shares have been paid. The Grantee may lose some or all of his or her investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Grantee may not be given all the information usually required. The Grantee will also have fewer other legal protections for this investment. The Grantee should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan. In addition, the Grantee is hereby notified that documents (i) and (ii) below are available free of charge at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://investor.rbglobal.com/home/default.aspx, and upon request to ir@rbglobal.com. A copy of all of the below documents will be sent to the Grantee free of charge on written request to LTI@RBAuction.com: (i) the Global Restricted Share Unit Award Agreement, including this Addendum, which together with the Plan sets forth the terms and conditions of the Restricted Share Units; (ii) a copy of the Company’s most recent annual report (i.e., Form 10-K); (iii) a copy of the Company’s most recent published financial statements; (iv) a copy of the Plan; and (v) a copy of the Summary and Prospectus. As noted above, the Grantee should carefully read the materials provided before making a decision whether to accept the Restricted Share Units and participate in the Plan. In addition, the Grantee

ACTIVE/124197899.3 22 should contact his or her tax advisor for specific information concerning his or her personal tax situation with regard to participation in the Plan. SPAIN Terms and Conditions Nature of Grant. The following provision supplements Section 7 of the RSU Agreement (Nature of Grant): By accepting the Award, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan. The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Share Units under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Affiliates other than as expressly set forth in the Plan and the Agreement. Consequently, the Grantee understands that the Restricted Share Units are granted on the assumption and condition that the Restricted Share Units and any Shares issued upon vesting of the Restricted Share Units are not a part of any employment contract (either with the Company, the Service Recipient or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the RSU Agreement, the Restricted Share Units will be cancelled without entitlement to any Shares if the Grantee’s Service Relationship is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Grantee’s Service Relationship has terminated for purposes of the Restricted Share Units. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Restricted Share Units shall be null and void. Notifications Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Restricted Share Units. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. Foreign Asset / Account Reporting Information. To the extent that Spanish residents hold rights

ACTIVE/124197899.3 23 or assets (e.g., Shares, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares constitute securities for purposes of this requirement, but unvested rights (e.g., Restricted Share Units) are not considered assets or rights for purposes of this requirement. If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously- reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties. Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000. Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations. SWEDEN Terms and Conditions Responsibility for Taxes. The following provision supplements Section 6 of the RSU Agreement (Responsibility for Taxes): Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the RSU Agreement, by accepting the grant of Restricted Share Units, the Grantee authorizes the Company and/or the Service Recipient to withhold Shares or to sell Shares otherwise deliverable to the Grantee upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Service Recipient has an obligation to withhold such Tax-Related Items. UNITED ARAB EMIRATES Notifications Securities Law Information. The offer of the Restricted Share Units is available only for select individuals who have a Service Relationship with the Company or any Affiliate and is in the nature of providing employees incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Restricted

ACTIVE/124197899.3 24 Share Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice. UNITED KINGDOM Terms and Conditions Responsibility for Taxes. This provision supplements Section 6 of the RSU Agreement (Responsibility for Taxes): Without limitation to Section 6 of the RSU Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Service Recipient, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf. Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 6 of the RSU Agreement.